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                                                                    EXHIBIT 23.7


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated 28 September 1998 relating to the financial statements of Interconnection Systems (Holdings) Limited, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers


Birmingham, England
7 January 2000